EXHIBIT 99.4


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                               TERM LOAN AGREEMENT

                              Dated: April 30, 2003

                                 $30,000,000.00


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                              [FLEET CAPITAL LOGO]

                               TERM LOAN AGREEMENT


      THIS LOAN AGREEMENT is made this 30th day of April, 2003, by and among FLEET CAPITAL CORPORATION ("Lender"), a Rhode Island corporation with a place of business located at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033, and UNITED NATURAL FOODS, INC., a Delaware corporation with its chief executive office and principal place of business located at 260 Lake Road, Dayville, Connecticut 06241 ("UNF"), STOW MILLS, INC., a Vermont corporation with its chief executive office and principal place of business located at 70 Stow Drive, Chesterfield, New Hampshire 03443 ("SMI"), and UNITED NATURAL FOODS PENNSYLVANIA, INC., a Pennsylvania corporation with its chief executive office and principal place of business located at 70 Stowe Drive, Chesterfield, New Hampshire 03443 ("UNFPA") ALBERT'S ORGANICS, INC., a California corporation, with its chief executive office and principal place of business located at 3268 East Vernon Avenue, Vernon, California 90058 ("ALBERTS" and together with UNF, SMI, and UNFPA, the "Borrowers"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

                                 R E C I T A L S

      WHEREAS, the Borrowers have requested that the Lender extend credit to the Borrowers in the principal amount of THIRTY MILLION DOLLARS ($30,000,000.00); and

      WHEREAS, to induce the Lender to extend such credit, the Borrowers and the Lender propose to enter into this Agreement pursuant to which the Lender will make a Term Loan and otherwise extend credit to the Borrowers.

      NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. CREDIT FACILITY

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in this Agreement and the other Loan Documents, Lender agrees to make a Term Loan of $30,000,000.00 to Borrowers on the Closing Date, as follows:

      1.1. Term Loan.

            1.1.1. Term Loan. Lender agrees to make a Term Loan to Borrowers on the Closing Date in the principal amount of $30,000,000.00, which shall be repayable in accordance with the terms of the Term Note and shall be secured by all of the Collateral.

            1.1.2. Use of Proceeds. The Term Loan shall be used solely for the satisfaction of a portion of the existing Indebtedness of Borrower to Fleet Capital Corporation, as Agent, for itself and the other lenders under the Working Capital Facility to obtain the release of the Mortgages and any other liens relating to the Real Property, and for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

            1.1.3. Guarantors. The Obligations of Borrowers under the Term Loan are guaranteed by the Guarantors pursuant to Guaranty Agreements.

SECTION 2. INTEREST, FEES AND CHARGES

      2.1. Interest.

            2.1.1. Rates of Interest. Interest shall accrue on the Term Loan in accordance with the terms of this Agreement. Interest shall accrue on the principal amount of the Base Rate Advances outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate. Interest shall accrue on the principal amount of each of the Libor Advances outstanding at the end of each day at a fixed rate equal to LIBOR for the applicable Interest Period plus the Applicable LIBOR Margin. The rate of interest applicable to the Base Rate Advances shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the date that any such change in the Base Rate occurs. Interest shall be payable monthly in arrears on the first day of each month.

            2.1.2. Default Rate of Interest. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the principal amount of the Loan shall bear interest at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable thereto (the "Default Rate").

            2.1.3. Maximum Interest. In no event whatsoever shall the aggregate of all amounts deemed interest under the Term Note or this Agreement and charged or collected pursuant to the terms of this Agreement or pursuant to the Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement or the Term Note are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

      2.2. Computation of Interest and Fees. Interest hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) on the next succeeding Business Day after receipt by Lender of such items in Lender's account located in Fleet National Bank.

      2.3. Commitment Fee. Borrowers shall pay to Lender a commitment fee of $150,000.00, which shall be fully earned and nonrefundable on the Closing Date (of which amount $75,000.00 shall be credited from the initial deposit paid to Lender upon execution of the Letter of Intent dated February 19, 2003) and shall be paid concurrently with the initial Loan hereunder.

      2.4. Reimbursement of Expenses. If, at any time or times regardless of whether or not an Event of Default then exists, Lender or any Participating Lender incurs legal or accounting


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

expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrowers or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrowers' affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against Borrowers or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such reasonable legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrowers. All amounts chargeable to Borrowers under this Section 2.4 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the date such demand is made until paid in full at the rate applicable to LIBOR Advances from time to time. Borrowers shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in Section 4 hereof.

      2.5. Bank Charges. Borrower shall pay to Lender, on demand, any and all fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Lender or any Participating Lender, of proceeds of loans made by Lender to Borrowers pursuant to this Agreement and (ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.

SECTION 3. LOAN ADMINISTRATION.

      3.1. Term Loan. The Term Loan shall be made in accordance with the following:

            3.1.1. Authorization. Borrowers hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrowers, and to charge to Borrowers' Loan Account hereunder, a sum sufficient to pay all interest accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrowers to Lender hereunder.

            3.1.2. LIBOR Advances. Subject to the terms hereunder, Borrowers shall give Lender prior, written, irrevocable notice no later than 11:00 A.M. New York City Time on the 2nd Business Day prior to the Closing Date specifying
(i) Borrowers' election to obtain a LIBOR Advance and (ii) the date of the proposed borrowing (which shall be a Business Day).

            3.1.3. Continuation of LIBOR Advances. Borrowers shall have the right on two (2) Business Days' prior irrevocable written notice given to Lender by Borrowers (prior to 11:00 A.M. New York City Time on such Business Day), subject to the provisions hereof, to continue any LIBOR Advance into a subsequent Interest Period of the same or a different permitted duration, in each case subject to the satisfaction of the following conditions:

            (i) in the case of a continuation of less than all LIBOR Advances, the LIBOR Advances continued shall each be in a minimum principal amount of $100,000 and may increase in integral multiples of $100,000; and

            (ii) no LIBOR Advance (or portion thereof) may be continued as a LIBOR Advance if a Default has occurred which is then continuing or if, after giving effect to such continuation, Borrowers shall have outstanding more than five (5) separate LIBOR Advances in the aggregate.

      If Borrowers shall fail to give timely notice of their election to continue any LIBOR Advance or portion thereof as provided above, or if such continuation shall not be permitted, such LIBOR Advance or portion thereof, unless such LIBOR Advance shall be repaid, shall automatically be converted into a Base Rate Advance at the end of the Interest Period then in effect with respect to such LIBOR Advance.

            3.1.4. Inability to Make LIBOR Advances. Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection 3.1.4, the term "Lender" shall include the office or branch where Lender or any corporation or bank then controlling any Lender makes or maintains any LIBOR Advances) to make or maintain its LIBOR Advances, or if with respect to any Interest Period, Lender is unable to determine the LIBOR relating thereto, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Lender, impracticable to fund therein any of the LIBOR Advances, or make the projected LIBOR unreflective of the actual costs of funds therefor to Lender, the obligation of Lender to make LIBOR Advances hereunder shall forthwith be suspended during the pendency of such circumstances and Borrowers shall, if any affected LIBOR Advances are then outstanding, promptly upon request from Lender, convert such affected LIBOR Advances into Base Rate Advances.

3.2. Payments. Except where evidenced by the Term Note or other instruments issued or made by Borrowers to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

            3.2.1. Costs, Fees and Charges. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrowers as and when provided in
Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

            3.2.2. Other Obligations. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrowers to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

            3.2.3. Prepayment of LIBOR Advances. Borrower may prepay a LIBOR Advance only upon at least three (3) Business Days prior written notice to Lender (which notice shall be irrevocable), and any such prepayment shall occur only on the last day of the Interest Period for such LIBOR Advance. Borrower shall pay to Lender, upon request of Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of Lender) to compensate Lender for any loss, cost, or expense incurred as a result of: (i) any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Loan;
(ii) any failure by Borrower to borrow a LIBOR Advance on the date specified by Borrower's written notice; or (iii) any failure by Borrower to pay a LIBOR Advance on the date for payment specified in Borrower's written notice. Without limiting the foregoing, Borrower shall pay to Lender a "yield maintenance fee" in an amount computed as follows: the current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made, shall be subtracted from the LIBOR in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Interest Period chosen pursuant to the LIBOR Advance as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the LIBOR Advance as to which prepayment is made. The resulting amount shall be the yield maintenance fee due to Lender upon the prepayment of a LIBOR Advance. If by reason of an Event of Default, Lender elects to declare the Obligations to be immediately due and payable, then any yield maintenance fee with respect to a LIBOR Advance shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

      3.3. Mandatory Prepayments.

            3.3.1. Proceeds of Sale, Loss, Destruction or Condemnation of Collateral. If Borrower sells any of the Real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrowers shall pay to Lender, unless otherwise agreed by Lender or as provided herein or in the Mortgages, as and when received by Borrowers and as a mandatory prepayment of the Term Loan, a sum equal to the proceeds (including insurance payments) received by Borrowers from such sale, loss, destruction or condemnation.

            3.4. Application of Payments and Collections. All items of payment received by Lender by 12:00 noon, Eastern time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Eastern time, on any Business Day shall be deemed received on the following Business Day. Borrowers irrevocably waive the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrowers, and Borrowers do hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

      3.5. Lender's Lien Upon Collateral. The Loan shall be secured by Lender's Lien upon all of the Collateral.

      3.6. Loan Account. Lender shall enter the Loan as a debit to the Loan Account and shall also record in the Loan Account all payments made by Borrowers on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrowers.

      3.7. Intentionally Deleted.

      3.8. Changed Costs. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) adopted after the date of this Agreement and having general applicability to all banks within the jurisdiction in which Lender operates (excluding, for the avoidance of doubt, the effect of and phasing in of capital requirements or other regulations or guidelines passed prior to the date of this Agreement), or any interpretation or application thereof by any governmental authority charged with the interpretation or application thereof, or the compliance of Lender therewith, shall:

            (i) (1) subject Lender to any tax with respect to this Agreement (other than (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee) or (2) change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder or under any Loan Documents (other than in respect of (a) any tax based on or measured by net income or otherwise in the nature of a net income tax, including, without limitation, any franchise tax or any similar tax based on capital, net worth or comparable basis for measurement and (b) any tax collected by a withholding on payments and which neither is computed by reference to the net income of the payee nor is in the nature of an advance collection of a tax based on or measured by the net income of the payee);

            (ii) impose, modify or hold applicable any reserve (except any reserve taken into account in the determination of the applicable LIBOR), special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

            (iii) impose on Lender or the London interbank market any other condition with respect to any Loan Document;

and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining Loans hereunder by an amount that Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Loans by an amount that Lender deems to be material, then, in any such case, Borrower shall pay


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

Lender, upon demand and certification not later than sixty (60) days following its receipt of notice of the imposition of such increased costs, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be, to the extent Lender has not otherwise been compensated, with respect to a particular Loan, for such increased cost as a result of an increase in the Base Rate or LIBOR. An officer of Lender shall determine the amount of such additional cost or reduced amount using reasonable averaging and attribution methods and shall certify the amount of such additional cost or reduced amount to Borrower, which certification shall include a written explanation of such additional cost or reduction to Borrower. Such certification shall be conclusive absent manifest error. If Lender claims any additional cost or reduced amount pursuant to this Section 3.8, then Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to designate a different lending office or to file any certificate or document reasonably requested by Borrower if the making of such designation or filing would avoid the need for, or reduce the amount of, any such additional cost or reduced amount and would not, in the sole discretion of Lender, be otherwise disadvantageous to Lender.

      3.9. Basis for Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have determined that:

            (i) reasonable means do not exist for ascertaining the LIBOR for any Interest Period; or

            (ii) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank market with respect to a proposed LIBOR Advance, or a proposed conversion of a Base Rate Advance into a LIBOR Advance; then

Lender shall give Borrowers prompt written, telephonic or electronic notice of the determination of such effect. If such notice is given, (i) any such requested LIBOR Advance shall be made as a Base Rate Advance, unless Borrowers shall notify Lender no later than 10:00 A.M. (New York City Time) two (2) Business Days prior to the date of such proposed borrowing that the request for such borrowing shall be canceled or made as an unaffected type of LIBOR Advance, and (ii) any Base Rate Advance which was to have been converted to an affected type of LIBOR Advance shall be continued as or converted into a Base Rate Advance, or, if Borrowers shall notify Lender, no later than 10:00 A.M. (New York City Time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Advance.

      3.10. Borrowers' Representative. Borrowers hereby irrevocably appoint UNF, and UNF agrees to act under this Agreement, as the agent and representative of itself and the other Borrowers for all purposes under this Agreement, including receiving notices and communications to Borrowers (or any of them) from Lender and sending notices to Lender. Lender may rely, and shall be fully protected in relying, on any reports, information or any other notice or communication made or given by UNF, whether in its own name, or on behalf of the Borrowers, and Lender shall have no obligation to make any inquiry or request any confirmation from or on behalf of any Borrower as to the binding effect on Borrowers of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of Borrowers' liability for the Loan be affected, provided that the provisions of this


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

Section 3.10 shall not be construed so as to preclude any Borrower from directly taking actions permitted to be taken by "a Borrower" hereunder. Lender may maintain a single Loan Account in the name of UNF hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the absolute, unconditional and joint and several character of such Borrower's liability for the Obligations.

SECTION 4. COLLATERAL

      4.1. Lien on Realty/Other Collateral. (a) The due and punctual payment and performance of the Term Note shall be secured by the Lien created by the Mortgages upon the Real Property and other property covered by the Mortgages. The Mortgages shall be executed by Borrower in favor of Lender and shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien on the Real Property and Property covered thereby. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender, which policies shall be in form and substance satisfactory to Lender and shall insure a valid, first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender. Borrower shall deliver to Lender such other documents, including, without limitation, as-built survey prints of the Real Property, as Lender may request relating to the Real Property subject to the Mortgage.

      (b) The due and punctual payment and performance of the Term Note shall also be secured by among other things:

            (i) A first priority Assignment of Leases and Rents covering the Real Property;

            (ii) A Collateral Assignment of Contracts, Licenses and Permits relating to the Real Property;

            (iii) An Assignment of Payment and Proceeds covering amounts due Borrower under the interest rate hedging agreement referred to in Section 6.1.14 below; and

            (iv) An Environmental Indemnity covering the Real Property.

      4.2. Lien Perfection; Further Assurances. Borrowers shall execute such UCC-1 financing statements as are required by the UCC and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby irrevocably authorizes Lender to execute and file any such financing statements, including, without limitation, financing statements that indicate the Collateral as being of an equal or lesser scope, or with greater or lesser detail, than as set forth in
Section 4.1, on Borrowers' behalf. Borrowers also hereby ratify their authorization for Lender to have filed in any jurisdiction any like financing statements or amendments thereto if filed prior to the date hereof. The parties agree that a photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrowers shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of the Loan Documents.

      4.3. Insurance of Collateral. Borrowers shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrowers shall deliver the originals of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as loss payee, mortgagee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than thirty (30) days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrowers or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If Borrowers fail to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrowers therefor. Borrowers agree to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

      Without limiting the foregoing, Borrower shall at all times provide and maintain the following insurance coverages with respect to the Real Property, issued by companies qualified to do business in the jurisdictions in which the Real Property is located, having a best's Rating of not less than A+ and otherwise acceptable to Lender in its sole discretion:

            (i) If there are improvements on the Real Property, physical insurance on an all-risk basis without exception (including, without limitation, flood required if property is in a "Special Flood Hazard Area" A or V), vandalism and malicious mischief, earthquake, collapse, boiler explosion, sprinkler coverage, cost of demolition, increased costs of construction and the value of the undamaged portion of the building and soft costs coverage) covering all the real estate, fixtures and personal property to the extent of the full insurable value thereof, having replacement cost and agreed amount endorsements (with deductibles not in excess of 1% of insurable value);

            (ii) rent loss or business interruption insurance, to the extent there are leases covering any portion of the Real Property in effect, in an amount equal to one year's projected rentals or gross revenues;

            (iii) worker's compensation, employer's liability and other insurance required by law;

            (iv) such other insurance coverages in such amounts as Lender may request consistent with the customary practices of prudent owners of similar properties.


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

      An actual insurance policy or certified copy thereof, or a binder, certificate of insurance, or other evidence of property coverage in the form of Acord 27 (Evidence of Property Coverage), Acord 25 (Certificate of Insurance), or a 30-day binder in form acceptable to Lender with an unconditional undertaking to deliver the policy or a certified copy within thirty (30) days, shall be delivered at closing of the Loan.

      Flood insurance shall be provided if the Real Property is located in a flood prone, flood risk or flood hazard area as designated pursuant to the Federal Flood Disaster Protection Act of 1973, as amended, and the Regulations thereunder, or if otherwise reasonably required by Lender.

      Lender shall be named as first mortgagee on policies of all-risk-type insurance on the Real Property, and as first mortgagee on rent-loss or business interruption coverages related thereto.

      Except with respect to public liability insurance, as to which Lender shall be named as an additional insured with respect to the Real Property, all other required insurance coverages shall have a so-called "Mortgagee's endorsement" or "Lender's loss-payable endorsement" which shall provide in substance as follows:

      A. Loss or damage, if any, under the policy shall be paid to Lender and its successors and assigns in whatever form or capacity its interest may appear and whether said interest be vested in said Lender in its individual or in its disclosed or undisclosed fiduciary or representative capacity, or otherwise, or vested in a nominee or trustee of said Lender.

      B. The insurance under the policy, or under any rider or endorsement attached thereto, as to the interest only of Lender, its successors and assigns, shall not be invalidated nor suspended:

            (a) by any error, omission or change respecting the ownership, description, possession or location of the subject of the insurance or the interests therein or the title thereto; or

            (b) by the commencement of foreclosure or similar proceedings or the giving of notice of sale of any of the property covered by the policy by virtue of any mortgage, deed of trust, or security interest; or

            (c) by any breach of warranty, act, omission, neglect, or noncompliance with any provisions of the policy by the named insured, or any one else, whether before or after a loss, which under the provisions of the policy of insurance, would invalidate or suspend the insurance as to the named insured, excluding, however, any acts or omissions of Lender while exercising active control and management of the insured property.


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

      C. Insurer shall provide Lender with not less than thirty (30) days' prior written notice of cancellation of the policy (for non-payment or any other reason) or of the non-renewal thereof.

      D. The insurer reserves the right to cancel the policy at any time, but only as provided by its terms. However, in such case this policy shall continue in force for the benefit of Lender for thirty (30) days after written notice of such cancellation is received by Lender and shall then cease.

      E. Should legal title to and beneficial ownership of any of the property covered under the policy become vested in Lender or its agents, successors or assigns, insurance under the policy shall continue for the term thereof for the benefit of Lender.

      4.4. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrowers. If Borrowers fail to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrowers therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

      4.5. Payment of Charges. All amounts chargeable to Borrowers under this
Section 4 shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to LIBOR Advances from time to time.

SECTION 5. REPRESENTATIONS AND WARRANTIES

      5.1. General Representations and Warranties. To induce Lender to enter into this Agreement each Borrower warrants, represents and covenants to the Lender that:

            5.1.1. Organization and Qualification. Each Borrower and its Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing in each state or jurisdiction listed on Exhibit C hereto and in all other states and jurisdictions in which the failure of such Borrower or any of its Subsidiaries to be so qualified would have a material adverse effect on the financial condition, business or Properties of any such Borrower or any of such Borrower's Subsidiaries.

            5.1.2. Corporate Power and Authority. Each Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary action and do not and will not (i) require any consent or approval of the shareholders (or members, in the case of a limited liability company) of any Borrower or any of its Subsidiaries; (ii) contravene any Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws in the case of a corporation or certificate of formation and limited liability company or operating agreement, in the case of a limited liability company; (iii) violate, or cause any Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Borrower or any of its Subsidiaries.

            5.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Borrower and its Subsidiaries enforceable against it in accordance with its respective terms.

            5.1.4. Capital Structure. Exhibit D hereto states (i) the correct name of each of the Subsidiaries of Borrowers, its jurisdiction of formation and the percentage interest owned by each Borrower, (ii) the name of each of Borrowers' corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of each Borrower and each Subsidiary of each Borrower and (iv) the number of authorized, issued and treasury shares of each such Borrower and each Subsidiary of each such Borrower that is a corporation. Each Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries. Except as set forth on Exhibit D, all such shares have been duly issued and are fully paid and non-assessable. Except as set forth on Exhibit D there are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Borrower or any of such Borrower's Subsidiaries. Except as set forth on Exhibit D, there are no outstanding agreements or instruments binding upon any of Borrowers' shareholders (or members, in the case of a limited liability company) relating to the ownership of its shares of capital stock (or membership interest, in the case of a limited liability company).

            5.1.5. Corporate Names, Etc. No Borrower nor any Subsidiary of any Borrower has been known as or used any corporate, fictitious or trade names except those listed on Exhibit E hereto. Except as set forth on Exhibit E, no Borrower nor any Subsidiary of any Borrower has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person. Each Borrower's and each Subsidiary's state(s) of incorporation or organization, Type of Organization and Organizational I.D. Number is set forth on Exhibit E. The exact legal name of each Borrower and each of such Borrower's Subsidiaries is set forth on Exhibit E.

            5.1.6. Business Locations; Agent for Process. Each Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on Exhibit B hereto. During the preceding one-year period, no Borrower nor any of their Subsidiaries has had an office, place of business or agent for service of process other than as listed on Exhibit B.

            5.1.7. Title to Properties; Priority of Liens. Each Borrower and each of their Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its Real Property, and good title to all of the Collateral, in each case, free and clear of all Liens except Permitted Liens. Borrowers have paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrowers' Properties that is not a Permitted Lien.

            5.1.8. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of January 31, 2003, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers' and such Persons' operations for such periods. Since January 31, 2003, there has been no material change in the condition, financial or otherwise, of Borrowers and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Real Property owned by Borrowers or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of each Borrower and each of its respective Subsidiaries ends on July 31 of each year.

            5.1.9. Full Disclosure. The financial statements referred to in subsection 5.1.8. hereof do not, nor does this Agreement or any other written statement of Borrowers to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrowers have failed to disclose to Lender in writing which materially affects adversely or, so far as Borrowers can now foresee, will materially affect adversely the Property, business, prospects, profits or condition (financial or otherwise) of any Borrower or any of such Borrower's Subsidiaries or the ability of any Borrower or its Subsidiaries to perform this Agreement or the other Loan Documents.

            5.1.10. Solvent Financial Condition. Each Borrower and its Subsidiaries is now and, after giving effect to the Loan to be made hereunder, at all times will be, Solvent.

            5.1.11. Surety Obligations. No Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract, or has issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            5.1.12. Taxes. The federal tax identification number of each Borrower and its Subsidiaries is shown on Exhibit F hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all material taxes, assessments, fees, levies and other governmental charges upon it, its income and Property as and when such taxes, assessments, fees, levies and charges are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and each Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of each Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

            5.1.13. Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

            5.1.14. Governmental Consents. Each Borrower and each of its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Real Property as now owned or leased by it, except for those that would not have a material adverse effect on the business, prospects, profits, properties, or condition (financial or otherwise) of the Borrowers taken as a whole.

            5.1.15. Compliance with Laws. Each Borrower and its Subsidiaries has duly complied with, and its Property, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations including, without limitation, all Environmental Laws applicable to such Borrower or such Subsidiary, as applicable, its Property or the conduct of its business and there have been no citations, notices or orders of noncompliance issued to any Borrower or any of its Subsidiaries under any such law, rule or regulation, except for those that would not have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Borrowers taken as a whole. Each Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it.

            5.1.16. Restrictions. No Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Real Property. No Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on Exhibit G hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Borrowers or any of their Subsidiaries, as applicable.

            5.1.17. Litigation. Except as set forth on Exhibit H hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of any Borrower, threatened, against or affecting any Borrower or any of such Borrower's Subsidiaries, that would, if adversely determined, have a material adverse effect on the business, operations, Properties, prospects, profits or condition (financial or otherwise) of the Borrowers taken as a whole. No Borrower nor any of such Borrower's Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

            5.1.18. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrowers' performance hereunder, constitute a Default or an Event of Default. No Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

            5.1.19. Leases. Exhibit I hereto is a complete listing of all real estate leases of each Borrower and each of its Subsidiaries affecting the Real Property. Each Borrower and each of its Subsidiaries is in full compliance with all of the terms of each of its respective real estate leases.

            5.1.20. Trade Relations. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between Borrowers or any of their Subsidiaries and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Borrowers or any of their Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Borrower or any of such Borrower's Subsidiaries or prevent any Borrower or any of such Borrower's Subsidiaries from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

      5.2. Continuous Nature of Representations and Warranties. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of any Borrower's or any Borrower's Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

      5.3. Survival of Representations and Warranties. All representations and warranties of Borrowers contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 6. COVENANTS AND CONTINUING AGREEMENTS

      6.1. Affirmative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

            6.1.1. Visits and Inspections. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours or at any time and without notice if a Default or an Event of Default has occurred and is continuing, to visit and inspect the Real Property of each Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, employees and independent accountants, such Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

            6.1.2. Notices. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

            6.1.3. Financial Statements. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP on a first-in, first-out basis for Borrowers' interim financial statements and on a last-in, first-out basis for Borrowers' audited financial statements, applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with
GAAP):

            (i) not later than ninety (90) days after the close of each fiscal year of Borrowers, unqualified, audited financial statements of Borrowers and their Subsidiaries as of the end of such year, on a Consolidated basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrowers but reasonably acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs) together with consolidating financial statements prepared by management of Borrowers in accordance with GAAP;

            (ii) not later than thirty (30) days after the end of each fiscal quarter hereafter, unaudited, interim financial statements of Borrowers and their Subsidiaries as of the end of such fiscal quarter and of the portion of Borrowers' financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

            (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Borrower has made available to its shareholders (or members, in the case of a limited liability company) and copies of any regular, periodic and special reports or registration statements which any Borrower files with the Securities and Exchange Commission or any governmental authority which may be substituted therefore, or any national securities exchange;

            (iv) upon Lender's request promptly after the filing thereof, copies of any annual report to be filed under ERISA in connection with each Plan; and

            (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrowers' and each of their Subsidiaries' financial condition or results of operations.

            Concurrently with the delivery of the financial statements described in clause (i) of this subsection 6.1.3, Borrowers shall forward to Lender a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 6.1.3, or more frequently if requested by Lender, Borrowers shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of Exhibit J hereto executed by the Chief Financial Officer of UNF.

            6.1.4. Guarantor Financial Statements. Deliver or cause to be delivered to Lender financial statements for the Guarantors as consolidated as a group with NRG, in form and substance reasonably satisfactory to Lender at such intervals and covering such time periods as Lender may request.

            6.1.5. Projections. No later than the first day of each fiscal year of Borrowers, deliver to Lender Projections of Borrowers for the forthcoming three (3) years, year by year, and for the forthcoming fiscal year, month by month.

            6.1.6. Taxes and Liens. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and government charges upon it, its income and Property as and when such taxes, assessments and charges are due and payable, unless and to the extent only that such taxes, assessments and charges are being contested in good faith and by appropriate proceedings and Borrowers maintain reasonable reserves on their books therefor. Borrowers shall also pay and discharge any lawful claims which, if unpaid, might become a Lien against any of the Borrowers' Property except for Permitted Liens.

            6.1.7. Tax Returns. File, and cause each Subsidiary of the Borrowers to file, all federal, state and local tax returns and other reports the Borrowers or each Subsidiary of the Borrowers are required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon them, their income, or their profits, or upon any Properties belonging to them.

            6.1.8. Business and Existence. Preserve and maintain, and cause each Subsidiary of the Borrowers to preserve and maintain, its separate corporate existence and all rights, privileges, and franchises in connection therewith, and maintain, and cause each Subsidiary of the Borrowers to maintain, its qualification and good standing in all states in which such qualification is necessary in order for the Borrower or their Subsidiaries to conduct business in such states.

            6.1.9. Maintain Real Property. Maintain and cause each Subsidiary of the Borrowers to maintain its Real Property in good condition and make, and cause each Subsidiary of the Borrowers to make all necessary renewals, repairs, replacements, additions or improvements thereto.

            6.1.10. Compliance with Laws. Comply, and cause each Subsidiary to comply, with all laws, ordinances, governmental rules and regulations to which it is subject, and obtain and keep in force any and all licenses, permits, franchises, or other governmental authorizations necessary to the ownership of its Real Property or the conduct of its business, which violation or failure to obtain might materially and adversely affect the business, prospects, profits, properties, or condition (financial or otherwise) of the Borrowers, taken as a whole.

            6.1.11. ERISA Compliance. (i) At all times make prompt payment of contributions required to meet the minimum funding standard set forth in ERISA with respect to each Plan; and (ii) notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any Plan which the Borrowers believe might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a Trustee to administer the Plan.

            6.1.12. Appraisals. At Lender's request, but no more often than once every three years, obtain subsequent appraisals or updates to the Original Appraisals of the Real Estate, at Borrowers' expense, in form and substance satisfactory to Lender until such time as the Obligations are paid in full, provided however, (i) after an Event of Default occurs, (ii) if at any time Lender believes, for any reason, that the fair market value of the Real Property may have decreased or (iii) after a material casualty or condemnation occurs with respect to any of the Real Property and Lender is obligated to release insurance proceeds or condemnation awards to Borrowers, Borrower shall be required to obtain any and all such appraisals or updates as requested by Lender.

            6.1.13. Further Assurances. At Lender's request, promptly execute or cause to be executed and delivered to Lender any and all documents, instruments and agreements deemed necessary by Lender to give effect to or carry out the terms or intent of this Agreement or any of the Loan Documents.

            6.1.14. Interest Rate Protection. Until the Indebtedness under the Term Loan is paid in full, maintain an interest rate hedging agreement acceptable to Lender, with a notional amount equal to the principal amount outstanding under the Term Loan. Such interest rate hedging agreement shall create an interest rate swap arrangement with an "all in" rate of 5.18% per annum.

      6.2. Negative Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, each Borrower covenants that, unless, Lender has first consented thereto in writing, it will not:

            6.2.1. Mergers; Consolidations; Acquisitions. Merge or consolidate or permit any Subsidiary of Borrowers to merge or consolidate, with any Person (except for mergers or consolidations among the Borrowers or mergers or consolidations of Subsidiaries with a Borrower or Borrowers); nor acquire or permit any of its Subsidiaries to acquire all or any substantial part of the Property or stock or securities of any Person except that, so long as no Default or Event of Default exists or has occurred and is continuing, Borrowers may purchase businesses in the lines of business conducted by the Borrowers which Borrowers have determined, in their reasonable business judgment, would enhance the business, operations, prospects and condition (financial or otherwise) of the Borrowers provided that each of the following conditions are satisfied: (a) not more than $5,000,000, or such greater amount as allowed under the Working Capital Facility, per fiscal year of Borrowers shall be paid in cash and/or incurred Indebtedness by Borrowers in respect of all acquisitions and/or investments made in any such fiscal year; (b) prior to entering into any agreement or undertaking with respect to any such acquisition or investment, Borrowers shall prepare and submit to Lender pro forma balance sheets and income statements for the entity to be acquired and consolidated with the Borrowers demonstrating to the satisfaction of Lender continuing compliance with all the covenants in Section 6.3 for the next twelve (12) fiscal months; (c) the Borrowers shall furnish to the Lender notice and copies of any letter of intent or other memorandum of understanding and purchase documents for any acquisition they may contemplate and allow Lender and its representatives reasonable access to financial information and the assets and Properties to be acquired. The Lender agrees to enter into confidentiality agreements with the Persons that Borrower may acquire on terms mutually agreeable to Lender and such Person.

            6.2.2. Loans. Make, or permit any Subsidiary of Borrowers to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business or as existing on the Closing Date and disclosed on Exhibits hereto) to any Person; provided, however, that Borrowers may accept promissory notes for loans to their customers in the normal course of business to the extent not prohibited by the terms of this Agreement and Borrowers may make loans or other advances of money between and among the Borrowers and the Guarantors in the ordinary course of business.

            6.2.3. Total Indebtedness. Create, incur, assume, or suffer to exist, or permit any Subsidiary of any Borrower to create, incur or suffer to exist, any Indebtedness, except:

            (i) Obligations owing to Lender hereunder;

            (ii) Trade payables and normal expense accruals in the ordinary course of business, not yet due and payable, or with respect to which a Borrower is contesting in good faith the amount or the validity thereof in appropriate proceedings diligently pursued and with respect to which adequate reserves have been set aside on its books;

            (iii) Indebtedness attributable to the ESOP notes to the extent that such Indebtedness is attributable to UNF in accordance with GAAP;

            (iv) Indebtedness attributable to the Working Capital Facility;

            (v) Contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

            (vi) Indebtedness otherwise permitted under Subsection 6.2.1;

            (vii) Unsecured Indebtedness incurred among the Borrowers; and

            (viii) Permitted Purchase Money Indebtedness;

            (ix) Indebtedness not included in paragraphs (i) through (vii) above which is not secured by any Lien and does not exceed at any time, in the aggregate $5,000,000, or such greater amount as allowed under the Working Capital Facility, as to all Borrowers and their Subsidiaries.

            6.2.4. Affiliate and Subsidiary Transactions. Enter into, or be a party to, or permit any Subsidiary of a Borrower to enter into or be a party to, any transaction with any Affiliate of any Borrower or stockholder of any Borrower except in the ordinary course of and pursuant to the reasonable requirements of such Borrowers or such Subsidiary's business and upon fair and reasonable terms which are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrowers or such Subsidiary.

            6.2.5. Limitation on Liens. Create or suffer to exist, or permit any Subsidiary of Borrowers to create or suffer to exist, any Lien upon any Property, income or profits, whether now owned or hereafter acquired, except:

            (i) Liens at any time granted in favor of Lender pursuant hereto;

            (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 5.1.12. hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

            (iii) Liens arising in the ordinary course of Borrowers' business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrowers or materially impair the use thereof in the operation of Borrowers' business;

            (iv) Liens securing Indebtedness of any one of Borrowers' Subsidiaries to Borrowers or another such Subsidiary;

            (v) such other Liens as appear on Exhibit K hereto;

            (vi) Liens granted in favor of FCC, as agent, under the Working Capital Facility and as allowed under the Intercreditor Agreement;

            (vii) attachment, judgment, and other similar non-tax liens arising in connection with court proceedings, but only if and for so long as the execution or other enforcement of such liens is and continues to be effectively stayed and bonded on appeal, the validity and amount of the claims secured thereby are being actively contended in good faith and by appropriate lawful proceedings and such liens do not, in the aggregate, materially detract from the value of the Property of the Borrowers or materially impair the use thereof in the operation of the Borrowers' business;

            (viii) reservations, exceptions, easements, rights of way, and other similar encumbrances effecting real property, provided that, in Lender's sole judgment, they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the Borrowers' business and, if said real property constitutes Collateral, Lender has consented thereto; and

            (ix) such other Liens as Lender may hereafter approve in writing.

            6.2.6. Subordinated Debt. Issue or enter into any agreement to issue Subordinated Debt except upon terms and provisions relating to the maturity and repayment thereof and terms relating to the subordination of payment thereof to the Obligations, in each case reasonably acceptable to the Lender.

            6.2.7. Distributions. Declare or make, or permit any Subsidiary of Borrowers to declare or make, any Distributions except Distributions made by a wholly-owned Subsidiary of a Borrower to such Borrower in the ordinary course of business.

            6.2.8. Disposition of Assets. Sell, lease or otherwise dispose of any of, or permit any Subsidiary of any Borrower to sell, lease or otherwise dispose of any of, its Real Property, including any disposition of Real Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Real Property to any Borrower by a Subsidiary of such Borrower or (iii) dispositions expressly authorized by this Agreement or (iv) dispositions of real estate not listed on Exhibit L.

            6.2.9. Stock of Subsidiaries. Permit any of Borrowers' Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

            6.2.10. Restricted Investment. Make or have, or permit any Subsidiary of Borrowers to make or have, any Restricted Investment.

            6.2.11. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary of Borrowers.

            6.2.12. Business Locations. Transfer its principal place of business or chief executive office, or open any new business location, except upon at least thirty (30) days prior written notice to Lender and after delivery to Lender of financing statements if required by Lender in form satisfactory to Lender to perfect or continue the perfection and priority of Lender's Lien and security interest hereunder.

            6.2.13. Guaranties. Except as set forth in Exhibit M hereto, guaranty, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement or instrument or items of payment for deposit or collection, provided, however, that the Borrowers may (a) enter into guaranties in the ordinary course of business of indebtedness and obligations incurred by Borrower and their Subsidiaries and (b) make payments (but not prepayments) of principal and interest when due under the terms of the ESOP Notes to the extent that no Default or Event of Default shall have occurred and be continuing at the time of or hereafter giving effect to any such payment (c) guaranties on an unsecured basis of the obligations of Subsidiaries established to make acquisitions or investments permitted under Subsection 6.2.1 hereof.

            6.2.14. Adverse Transactions. Enter into any transaction or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially adversely affect the Collateral or the Borrowers' ability to repay the Obligations.

            6.2.15. Subsidiaries. Hereafter create any Subsidiary except as provided in Subsection 6.2.1 hereof.

            6.2.16. Change of Business. Enter into any new business or make any material change in any of Borrowers' business objectives, purposes and operations.

            6.2.17. Name of Borrowers. Use any corporate name (other than its own) or any fictitious name, trade style or "d/b/a" except for the names disclosed on Exhibit E attached hereto.

            6.2.18. Use of Lender's Name. Without prior written consent of Lender, use the name of Lender or the name of any Affiliates of Lender in connection with any of the Borrowers' business or activities, except in connection with internal business matters, as required in dealings with governmental agencies and financial institutions and to trade creditors of the Borrowers solely for credit reference purposes.

            6.2.19. Margin Securities. Own, purchase or acquire (or enter into any contracts to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender that the effect of such purchase or acquisition will not cause this Agreement to violate regulations (G) or (U) or any other regulations of the Federal Reserve Board then in effect.

            6.2.20. Fiscal Year. Change the fiscal year of Borrowers' or any of Borrowers' Subsidiaries.

      6.3. Specific Financial Covenants. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, UNF covenants that, unless otherwise consented to by Lender in writing, it shall:

            6.3.1. Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio, on a Consolidated basis, of not less than 1.45 calculated at the end of each fiscal quarter on a rolling four quarter basis.

            6.3.2. Minimum Net Worth. Maintain a Net Worth, on a Consolidated basis, of not less than the amounts set forth below determined at the end of each fiscal quarter:

--------------------------------------------------------------------------------
               Net Worth                           Fiscal Quarter End
--------------------------------------------------------------------------------
$155,000,000, plus (a) 25% of the        At each fiscal quarter end commencing
Consolidated net earnings of UNF for     with the fiscal quarter ending July
each fiscal quarter, after the quarter   31, 2003
ending January 31, 2003, determined in
accordance with GAAP, and (b) 100% of
the net proceeds of any private or
public offering of common or preferred
stock of the Borrowers issued after
January 31, 2003
--------------------------------------------------------------------------------

            6.3.3. Loan To Value. The Borrowers shall maintain a Loan-to-Value ratio on the Closing Date and thereafter of not less than seventy-five percent (75%). "Loan-to-Value Ratio" shall mean the ratio, expressed as a percentage, of
(a) the outstanding principal balance plus any accrued but unpaid interest under the Term Note, divided by (b) the Mortgaged Property Value. The "Mortgaged Property Value" shall mean the fair market value of the Real Property based upon the final appraisals delivered to and accepted by Lender in connection with the Term Loan (the "Original Appraisals"), as such Mortgaged Property Value may hereafter be changed by an update to any or all of the Original Appraisals ordered by and acceptable to Lender. As of the date hereof, the Mortgaged Property Value is $61,300,000.

SECTION 7. CONDITIONS PRECEDENT

      7.1. Conditions Precedent to Credit Extensions. Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make the Term Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

            7.1.1. Documentation. Lender shall have received, in form and substance satisfactory to Lender, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

            7.1.2. No Default. No Default or Event of Default shall exist.

            7.1.3. Other Loan Documents. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

            7.1.4. Corporate Documents. The receipt by the Lender of (i) certified copies of the charter and by-laws (or equivalent constitutional documents) of each Borrower and each Guarantor, (ii) a long-form good standing certificate issued by the Secretary of State of the jurisdiction of incorporation or organization of each Borrower and each Guarantor and (iii) certified copies of all corporate or partnership authority for each Borrower and each Guarantor (including, without limitation, board of director resolutions and evidence of the incumbency, including specimen signatures, of officers) with respect to the execution, delivery and performance of such of the Loan Documents to which such Borrower or each Guarantor is intended to be a party and each other document to be delivered by such Borrower or each Guarantor from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from such Borrower or each Guarantor to the contrary).

            7.1.5. Opinions of Counsel to the Borrowers. The receipt by the Lender of an opinion, dated the Closing Date, of (i) Cameron & Mittleman LLP, counsel to the Borrowers and Guarantors, covering such matters as the Lender may reasonably request and (ii) local counsel to the Borrowers in the jurisdictions where the Real Property is located, covering such matters as Lender may reasonably request.

            7.1.6. Note. The receipt by the Lender of the executed Term Note.

            7.1.7. Repayment of Existing Indebtedness. The Lender shall have received from any Person holding any Lien on the Real Property, such Uniform Commercial Code termination statements, mortgage releases and other instruments, in each case in proper form for recording, as the Lender shall have requested to release and terminate of record the Liens (or arrangements for such release and termination satisfactory to the Lender shall have been made).

            7.1.8. No Adverse Litigation or Proceeding. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement, the Collateral or the consummation of the transactions contemplated hereby or which could have a material adverse effect on the Borrowers or any subsidiary of any Borrower.

            7.1.9. Consents, Etc. The receipt by the Lender of a certificate of a senior officer of each Borrower to the effect that, on and as of the Closing Date, all necessary governmental and third party consents and approvals in connection with the transactions contemplated by this Agreement (including consent of the required lenders under the Working Capital Line) have been obtained and remain in effect and that all applicable waiting periods have expired.

            7.1.10. Payment of Fees. The payment by the Borrowers of such fees as the Borrowers shall have agreed to pay or deliver to Lender in connection herewith, including, without limitation, commitment fees due to the Lender, and the reasonable fees and expenses of Brown Rudnick Berlack Israels LLP, special counsel to Lender in connection with the negotiation, preparation, execution and delivery of this Agreement and the Note and the other Loan Documents (to the extent that statements for such fees and expenses have been delivered to the Borrowers).

            7.1.11. Capital Structure. Evidence that the capital structure of each of the Borrowers is satisfactory to Lender.

            7.1.12. Due Diligence. Satisfactory completion by Lender of financial, business, environmental, title and collateral due diligence including, without limitation, receipt of (i) Phase I environmental reports on each of the Real Property and Phase II environmental reports required by Lender,
(ii) appraisals of the Real Property, in form and substance satisfactory to Lender, (iii) ALTA instrument surveys and surveyors certificates, satisfactory to Lender, and (iv) satisfactory completion of legal due diligence by Lender's legal counsel.

            7.1.13. Labor Relations. All collective bargaining agreements are in full force and effect and no material grievances, disputes or controversies exist with any union or any other organization of any of Borrowers' or any Subsidiary of any Borrower's employees, and there exist no threats of strikes, work stoppages or any asserted or pending demands for collective bargaining by any union or organization.

            7.1.14. Financial Statements. Receipt by Lender of all financial information and projections requested by Lender in form, substance and detail satisfactory to Lender.

            7.1.15. No Material Adverse Change. Since January 31, 2003, there shall not have occurred any material adverse change in the business, operations or condition (financial or otherwise) of any Borrower or any of its Subsidiaries, or the existence or value of any Collateral or any event, condition or state of facts which would reasonably be expected to materially and adversely affect the business, operations or conditions (financial or otherwise) of any Borrower or any of its Subsidiaries.

            7.1.16. Insurance. Borrowers shall deliver to Lender copies of Borrowers' casualty insurance policies, together with certificates of insurance evidencing loss payable endorsements on Lender's standard forms of loss payee and mortgagee endorsements naming Lender as loss payee or mortgagee, as applicable, and certified copies of Borrowers' liability insurance policies, together with endorsements showing Lender as an additional insured.

            7.1.17. Title Insurance. Borrowers shall obtain title insurance from title insurers acceptable to Lender, insuring the Mortgages in such amount and in such form (including endorsements) as reasonably required by Lender, subject to exceptions as may be reasonably acceptable to Lender.

            7.1.18. Zoning Compliance and Certificates of Occupancy. Borrowers shall provide Lender with Certificates of Occupancy and zoning compliance letters for each Real Property.

            7.1.19. Other Documents. Such other documents as the Lender or counsel to Lender may reasonably request, including, but not limited to, an Intercreditor Agreement in form and substance satisfactory to Lender with the Agent for the Working Capital Facility, and an interest rate hedge agreement in form satisfactory to Lender.

SECTION 8. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

      8.1. Events of Default. The occurrence of one or more of the following events shall constitute an "Event of Default":

            8.1.1. Payment of Note. Borrowers shall fail to pay any installment of principal, interest or premium, if any, owing on the Term Note on or within two (2) Business Days after the due date of such installment.

            8.1.2. Payment of Other Obligations. Borrowers shall fail to pay any of the Obligations that are not evidenced by the Term Note on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            8.1.3. Misrepresentations. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrowers, any Subsidiary of Borrowers, or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished.

            8.1.4. Breach of Specific Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in Sections 4.1, 4.2, 4.3, 6.1, or 6.2 hereof on the date that Borrowers are required to perform, keep or observe such covenant.

            8.1.5. Breach of Other Covenants. Borrowers shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section 8.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within thirty (30) days after the sooner to occur of Borrowers' receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrowers.

            8.1.6. Default Under Security Documents/Other Agreements. Any event of default shall occur under, or Borrowers shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents or the Other Agreements and such default shall continue beyond any applicable grace period.

            8.1.7. Other Defaults. There shall occur any default or event of default on the part of Borrowers under any agreement, document or instrument to which any Borrower is a party or by which any Borrower or any of its Real Property is bound, creating or relating to any Indebtedness (other than the Obligations) in excess of $250,000 if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

            8.1.8. Uninsured Losses. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

            8.1.9. Adverse Changes. There shall occur any material adverse change in the financial condition or business prospects of Borrowers or any Guarantor, which may, as determined by Lender, in its sole discretion, affect the ability of the Borrowers and Guarantors to repay the Obligations when due and payable.

            8.1.10. Insolvency and Related Proceedings. Any Borrower or any Guarantor shall cease to be Solvent or shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against any Borrower or any Guarantor under the Bankruptcy Code (if against any Borrower or any Guarantor, the continuation of such proceeding for more than thirty (30) days), or any Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

            8.1.11. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Borrower, any Subsidiary of any Borrower or any Guarantor for a period which significantly affects such Borrower's or such Guarantor's capacity to continue its business, on a profitable basis; or any Borrower, any Subsidiary of any Borrower or any Guarantor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by any Borrower or such Guarantor which is necessary to the continued or lawful operation of its business; or any Borrower or any Guarantor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Borrower or any Guarantor leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation; and with respect to the occurrence of any of the above such events, Lender determines, in its sole discretion, that such occurrence may affect the ability of the Borrowers and Guarantors to repay the Obligations when due and payable.

            8.1.12. Fundamental Change. (a) There shall occur a Fundamental Change with respect to UNF. A Fundamental Change shall mean any of the following:

            (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock of UNF entitled to exercise more than 50% of the total voting power of all outstanding Voting Stock of UNF (including any right to acquire Voting Stock that are not then outstanding of which such person or group is deemed the beneficial owner); or

            (ii) a change in the Board of Directors in which the individuals who constituted the Board of Directors at the beginning of the one-year period immediately preceding such change (together with any other director whose election by the Board of Directors or whose nomination for election by the shareholders of UNF was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or

            (iii) any consolidation of UNF with, or merger of UNF into, any other Person, any merger of another Person into UNF, or any sale or transfer of all or substantially all of the assets of UNF to another Person (other than (v) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock, (w) a merger which is effected solely to change the jurisdiction of incorporation of UNF, (x) any consolidation with or merger of UNF into a Subsidiary of UNF, or any sale or transfer by UNF of all or substantially all of its assets to one or more of its Subsidiaries, in any one transaction or a series of transactions, provided, in any such case, that the resulting corporation or each such Subsidiary assumes the Obligations under the Loan Documents; or (y) a merger or consolidation in which the holders of UNF's Voting Stock immediately prior to such event continue to hold more than 50% of the Voting Stock outstanding immediately after such event; or (z) a transaction permitted under subsection 6.2.1); or

            (iv) a change in control or any change in the ownership of any Borrower other than UNF of any Subsidiary of any Borrower shall occur such that UNF shall cease to own and control directly or indirectly 100% of the issued and outstanding voting stock (or membership interest if such Borrower or Subsidiary is a limited liability company).

            8.1.13. ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if any Borrower, any Subsidiary of any Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multi-employer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

            8.1.14. Challenge to Agreement. Any Borrower, any Subsidiary of any Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

            8.1.15. Repudiation of or Default Under Guaranty Agreement. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

            8.1.16. Criminal Forfeiture. Any Borrower, any Subsidiary of any Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of any Borrower, any Subsidiary of any Borrower or any Guarantor.

            8.1.17. Judgments. Any money judgment, writ of attachment or similar process is filed against any Borrower, any Subsidiary of any Borrower or any Guarantor, or any of their respective Property in an amount in excess of $250,000 and such judgment, attachment or similar process is not satisfied or stayed on appeal within thirty (30) days.

            8.1.18. Working Capital Facility. There shall occur any default or event of default on the part of any or all of Borrowers under the Working Capital Facility.

      8.2. Acceleration of the Obligations. Upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand, protest or further notice by Lender, become at once due and payable and Borrowers shall forthwith pay to Lender, the full amount of such Obligations, provided, that upon the occurrence of an Event of Default specified in subsection 8.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

      8.3. Other Remedies. Upon the occurrence of any Event of Default, the Lender shall have and may exercise any one or more of the following rights and remedies:

            8.3.1. Foreclosure. The Lender may foreclose the Mortgages and exercise its rights as a secured party for all or any portion of the Indebtedness which is then due and payable, subject to the continuing lien of the Mortgages for the balance not then due and payable. Lender, upon acquiring the Property or any part thereof, shall be entitled to hold, deal with and sell the same in any manner permitted by law.

            8.3.2. Possession Of Real Property; Appointment Of Receiver.

            A. The Lender may, at its option (1) enter upon and take possession and control of the Real Property and the Property Income with those rights and powers more particularly set forth in subsection C. below; (2) make application to a court of competent jurisdiction for and obtain the immediate ex parte appointment of a receiver authorized to immediately enter upon and take possession and control of the Real Property and the Property Income with those rights and powers more particularly set forth in subsection C. below; and (3) without taking possession and control of the Property, immediately commence action to collect directly all Property Income in the place and stead of the Borrower with full rights and powers to notify all parties liable to make payments of Property Income to make said payments directly to the Lender or its agents, and the Lender or its agents shall have the further power and authority to sue for or otherwise collect and receive all Property Income.

            B. The Borrowers hereby waive to the fullest extent permitted by law all rights to prior notice or court hearing in connection with any action by the Lender of the types set forth in subsection A., and the Borrowers further waives any requirement that Lender provide any bond, surety, or other security in connection with any said action.

            C. In the event the Lender or a receiver enters upon and takes possession and control of the Real Property and/or the Property Income pursuant to subsection A., said person or entity shall, in addition to such other rights and powers as may subsequently be authorized, have the right and power to (1) operate, manage and control the Real Property and exercise all the rights and powers of the Borrowers in its name or otherwise with respect to the same; (2) make all necessary and proper maintenance, repairs, replacements, and improvements to the Real Property; (3) collect and receive all Property Income; and (4) enforce all terms of existing contracts pertaining to the Real Property and enter into such new contracts as the Lender or the receiver may reasonably determine necessary in its sole discretion.

            D. All Property Income collected by the Lender, the Lender's agent or a receiver pursuant to subsection A. shall be applied in such order of priority as the Lender may determine in its sole discretion to (1) interest and principal due on the Indebtedness; (2) taxes, assessments and insurance premiums due with respect to the Real Property and/or the business operations conducted from the Real Property; (3) all costs and expenses of operating, maintaining, repairing and improving the Real Property; and (4) the compensation, salaries, expenses and disbursements of any agents, employees, attorneys or other representatives of the Lender, the Lender's agent or the receiver in connection with the possession, control and/or operation of the Real Property and the business operations conducted therefrom.

            E. The Lender, its agents, or any receiver acting pursuant to subsection A. shall in no event be liable or accountable for more monies than actually are received from the Real Property during the period which the Lender, its agent or any receiver actually is in possession and control of the Real Property. Neither the Lender, its agents or any receiver shall be liable or accountable in any manner for the failure to collect Property Income for any reason whatsoever.

            F. All costs, expenses and liabilities of every character incurred by the Lender in managing, operating and maintaining the Real Property, not paid from Property Income as hereinabove provided, shall constitute Lender advances pursuant to Section 8.3.3.

            G. In the event of foreclosure, the Lender, its agent or any receiver acting pursuant to subsection A. may remain in possession of the Real Property until (1) the foreclosure sale; (2) the redemption of the Real Property; or (3) if a deficiency exists, the expiration of any redemption period of the United States of America extending subsequent to the foreclosure sale. The Lender, its agents or the receiver shall incur no liability for, nor shall the Borrowers assert any claim or setoff as a result of, any action taken while the Lender, its agent or a receiver is in possession of the Real Property.

            8.3.3. Lender Advances. The Lender may, without notice or demand, pay any amount which the Borrowers have failed to pay, or perform any act which the Borrowers have failed to perform hereunder. In such event such Lender advances, together with interest thereon from the date made, at the highest interest rate allowed under the Term Note shall be (1) added to the Indebtedness, (2) payable on demand to the Lender and (3) secured by the lien of the Mortgages.

            8.3.4. No Marshaling. The Lender shall not be (1) compelled to release, or be prevented from foreclosing or enforcing the Mortgages upon all or any part of the Real Property, unless the entire Indebtedness shall be paid; (2) required to accept any part or parts of the Real Property, as distinguished from the entire whole thereof, as payment of or upon the Indebtedness to the extent of the value of such part or parts; (3) compelled to accept or allow any apportionment of the Indebtedness to or among any separate parts of the Real Property; or (4) prevented from selling the Real Property in one or more parcels or as an entirety and in such manner and order as the Lender in its sole discretion may elect.

            8.3.5. Remedies Cumulative; Lender's Discretion. No remedy conferred upon or reserved to the Lender hereunder is or shall be deemed to be exclusive but shall be cumulative, and may be exercised in the sole discretion of the Lender at any time, in any manner, and in any order, and shall be in addition to and separate and distinct from every other remedy given the Lender under the Mortgages, the Term Note, or any other Loan Documents, or now or hereafter existing in favor of the Lender at law or in equity or by statute. The Lender, in exercising any remedy provided herein under which it may make payments or perform actions which the Borrowers have failed to do or make, may do so in its sole discretion whenever in its opinion such payment or performance is necessary or desirable to protect the full security intended by this Mortgage.

            8.3.6. UCC Rights. Lender shall have all rights and remedies of a secured party under the Connecticut Uniform Commercial Code (in addition to all of its other rights and remedies) with respect to the Collateral as may be governed by or controlled under the Connecticut Uniform Commercial Code.

      8.4. Remedies Cumulative; No Waiver. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrowers, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The failure or delay of Lender to require strict performance by Borrowers of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrowers to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrowers contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrowers under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrowers.

Notwithstanding anything stated in O.C.G.A. 13-1-11 (Georgia code) to the contrary, any attorney's fees which Lender is entitled to under the Loan Documents shall be deemed to be reasonable and actually incurred attorney's fees.

SECTION 9. MISCELLANEOUS

      9.1. Power of Attorney. Each Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as such Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to such Borrower and in either such Borrower's or Lender's name, but at the cost and expense of such Borrower:

            9.1.1. At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrowers' name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

            9.1.2. At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine:
(i) settle, adjust, compromise, discharge or release any Collateral or any legal proceedings brought to collect any of the Collateral; (ii) sell or assign any of the Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable and, at Lender's option, with all warranties regarding the Collateral disclaimed; (iii) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (iv) prepare, file and sign Borrowers' name to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (v) receive, open and dispose of all mail addressed to Borrowers and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate;
(vi) endorse the name of Borrowers upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (vii) endorse the name of Borrowers upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (viii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Collateral; (ix) make and adjust claims under policies of insurance; and (x) do all other acts and things necessary, in Lender's determination, to fulfill Borrowers' obligations under this Agreement.

      9.2. Indemnity. Each Borrower hereby agrees to indemnify Lender, its affiliates and its directors, officers, employees, attorneys and agents from and hold each of them harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred any of them (including reasonable attorneys fees and legal expenses) as the result of Borrowers' failure to observe, perform or discharge Borrowers' duties hereunder or under any of the Loan Documents or the transactions contemplated thereby. In addition, Borrowers shall defend Lender, its affiliates and its directors, officers, employees, attorneys and agents from, against and save them harmless from all claims of any Person with respect to the Collateral or under any of the Loan Documents or the transactions contemplated thereby. Notwithstanding any contrary provision in this Agreement, the obligation of Borrowers under this Section 9.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

      9.3. Modification of Agreement; Sale of Interest. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrowers and Lender. Borrowers may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrowers' rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrowers hereby consent to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies, powers, and duties hereunder or thereunder. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrowers agree that they will use their best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrowers further agree that Lender may disclose credit information regarding Borrowers or any of their Subsidiaries and any Guarantor to any potential participant or assignee, provided that Lender receives from any such potential participant or assignee a confidentiality agreement containing customary terms and conditions.

      9.4. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      9.5. Successors and Assigns. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrowers and Lender permitted under Section 11.3 hereof.

      9.6. Cumulative Effect; Conflict of Terms. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      9.7. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

      9.8. Notice. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage prepaid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

            If to Lender:               Fleet Capital Corporation
                                        200 Glastonbury Boulevard
                                        Glastonbury, Connecticut  06033
                                        Attention: Kim B. Bushey,
                                        Senior Vice President
                                        Facsimile No.: (860) 657-7759

            With a copy to:             Brown Rudnick Berlack Israels LLP
                                        One Financial Center
                                        Boston, Massachusetts  02111
                                        Attention: Jeffery L. Keffer, Esq.
                                        Facsimile No.: (617) 856-8201

            If to Borrowers:            c/o United Natural Foods, Inc.
                                        260 Lake Road
                                        Dayville, Connecticut  06241
                                        Attention: Rick Puckett, Chief Financial
                                                   Officer
                                        Facsimile No.: (860) 779-5678

            With a copy to:             Cameron & Mittleman LLP
                                        56 Exchange Terrace
                                        Providence, Rhode Island  02903
                                        Attention: Joseph Anesta, Esq.
                                        Facsimile No.: (401) 331-5787

or to such other address as each party may designate for itself by notice given in accordance with this Section 9.8.

      9.9. Lender's Consent. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter. Notwithstanding the foregoing, Lender shall not unreasonably withhold its consent in connection with Section 6.2.1.

      9.10. Credit Inquiries. Borrowers hereby authorize and permit Lender to respond to usual and customary credit inquiries from third parties concerning Borrowers or any of their Subsidiaries or any Guarantor.

      9.11. Joint and Several Liability. All Loans made or issued hereunder are made to or for the benefit of each of the Borrowers. The Borrowers are jointly and severally, directly and primarily liable for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under this Agreement and the Loan Documents and Borrowers agree that such liability is independent of the duties, obligations, and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each Borrower jointly and severally, absolutely and unconditionally guaranties to Lender and agrees to be liable for the full and indefeasible payment and performance when due of all the Obligations. This guarantee is a continuing guarantee, and shall apply to all Obligations whenever arising.

      9.12. Suretyship Waivers and Consents.

            (i) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons other than such Borrower (including the other Borrowers) and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand (except as provided in and in accordance with the terms of this Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to each
Borrower: (a) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, this Agreement, or any of the Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (c) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (d) accept partial payments on the Obligations; (e) receive and hold additional security or guarantees for the Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any Collateral, security or guarantees, and apply any Collateral or security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any Collateral or security therefor or guaranty thereof in any manner, consent to the transfer of any Collateral or security and bid and purchase at any sale; or (i) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

            (ii) Lender may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of any Borrower or to proceed upon or against or exhaust any Collateral or security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Lender to marshal assets in favor of any Borrower or any guarantor of the Obligations or to proceed against any other Borrower, and agrees that Lender may proceed against Borrowers or any Collateral in such order as Lender shall determine in its sole and absolute discretion.

            (iii) Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other person is joined in any such action or actions. Each Borrower agrees that Lender and each Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing enforceability of this Agreement. Each Borrower, as a joint and several Borrower hereunder, expressly waives the benefit of any statute of limitations affecting its joint and several liability hereunder or the enforcement of the Obligations or any rights of Lender created or granted herein.

            (iv) Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any Collateral, other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any Borrower shall have any personal liability with respect thereto.

            (v) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any other Borrower with respect to the Obligations; (b) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (c) the cessation for any cause whatsoever of the liability of any Borrower (other than by reason of the full payment and performance of all Obligations as required herein); (d) any failure of Lender to marshall assets in favor of any Borrower; (e) any failure of Lender to give notice to any Borrower of sale or other disposition of Collateral of another Borrower or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any Borrower securing the Obligations; (f) any failure of Lender to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any Borrower, for any Obligation, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security of any Borrower for any Obligation; (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations of any Borrower or any security or guaranty therefor by operation of law or otherwise; (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Borrower; (j) the avoidance of any lien or security interest in assets of any Borrower in favor of Lender for any reason; or (k) any action taken by Lender that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of Lender to Borrowers under any Loan Document remains in effect, each Borrowers' indebtedness, claims and rights of subrogation, contribution, reimbursement, or indemnity against the other Borrowers shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each Borrower expressly waives until such indefeasible payment any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Lender.

            (vi) To the fullest extent permitted by applicable law, each Borrower expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by Lender which destroys, diminishes, or affects such Borrower's subrogation rights against the other Borrowers, or against any Guarantor, and/or (except as explicitly provided for herein) any rights to proceed against each other Borrower, or any other party liable to Lender, for reimbursement, contribution, indemnity, or otherwise.

            (vii) Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Borrowers otherwise may have against each other, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

      9.13. Time of Essence. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      9.14. Entire Agreement. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

      9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

      9.16 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN HARTFORD, CONNECTICUT. THIS

AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT; PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN CONNECTICUT, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF CONNECTICUT. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWERS OR LENDER, BORROWERS HEREBY CONSENT AND AGREE THAT THE SUPERIOR COURT OF HARTFORD, CONNECTICUT, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWERS HEREBY WAIVE ANY OBJECTION WHICH BORROWERS MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREE THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWERS AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWERS' ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID. NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

      9.17. WAIVERS BY BORROWERS. BORROWERS WAIVE (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND

ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWERS MAY IN ANY WAY BE LIABLE AND HEREBY RATIFY AND CONFIRM WHATEVER LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; (v) NOTICE OF ACCEPTANCE HEREOF; AND (VI) EXCEPT AS PROHIBITED BY LAW, ANY RIGHT TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWERS. BORROWERS WARRANT AND REPRESENT THAT THEY HAVE REVIEWED THE FOREGOING WAIVERS WITH THEIR LEGAL COUNSEL AND HAVE KNOWINGLY AND VOLUNTARILY WAIVED THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

      9.18. PREJUDGMENT REMEDIES. EACH BORROWER HEREBY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS INCLUDING, WITHOUT LIMITATION, CONNECTICUT GENERAL STATUTES SECTIONS 52-278A, ET-SEQ., AS AMENDED, PERTAINING TO THE EXERCISE BY LENDER OF SUCH RIGHTS AS THE LENDER MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE BORROWERS OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF BORROWERS' PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST A BORROWER. EACH BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE LENDER TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY LENDER.

      IN WITNESS WHEREOF, this Agreement has been duly executed in Hartford, Connecticut, on the day and year specified at the beginning of this Agreement.


WITNESS/ATTEST:                        UNITED NATURAL FOODS, INC.


                                       By: /s/ Steven H. Townsend
--------------------------------           -----------------------------------
                                           Name: Steven H. Townsend
                                           Title: President


WITNESS/ATTEST:                        STOW MILLS, INC.


                                       By: /s/ Steven H. Townsend
--------------------------------           -----------------------------------
                                           Name: Steven H. Townsend
                                           Title: President


WITNESS/ATTEST:                        UNITED NATURAL FOODS
                                       PENNSYLVANIA, INC.


                                       By: /s/ Steven H. Townsend
--------------------------------           -----------------------------------
                                           Name: Steven H. Townsend
                                           Title: President


WITNESS/ATTEST:                        ALBERT'S ORGANICS, INC.


                                       By: /s/ Steven H. Townsend
--------------------------------           -----------------------------------
                                           Name: Steven H. Townsend
                                           Title: Vice President

FLEET CAPITAL CORPORATION


By: /s/ Kim B. Bushey
    ----------------------------
    Name: Kim B. Bushey
    Title: Senior Vice President

Notice Address
and Applicable
Lending Office: 200 Glastonbury Boulevard
                Glastonbury, CT  06033

                                   APPENDIX A


                               GENERAL DEFINITIONS

      When used in the Loan Agreement dated as of April 30, 2003, by and among United Natural Foods, Inc., Stow Mills, Inc., Albert's Organics, Inc. and United Natural Foods Pennsylvania, Inc. (the "Borrower" or "Borrowers"), and Fleet Capital Corporation (the "Lender"). The following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

            Affiliate - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of a Person; or (iii) five percent (5%) or more of the Voting Stock (or in the case of a Person which is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession , directly or indirectly, of power to direct or cause the direction of management or policies whether through ownership of securities or other ownership interests of the Borrowers by contract or otherwise.

            Agreement - the Loan Agreement referred to in the first sentence of this Appendix A, all Exhibits and Schedules thereto and this Appendix A.

            Applicable Libor Margin - One and 50/100 (1.50%) percent.

            Assignments of Leases and Rents -the Assignments of Leases and Rents relating to the Real Property which are to be executed and delivered by Borrower pursuant to Section 4.1 hereof.

            Bank - Fleet National Bank.

            Base Rate - the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

            Base Rate Advances - any amount outstanding under the Term Loan bearing interest computed by reference to the Base Rate.

            Business Day - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Connecticut or is a day on which banking institutions located in such state are closed.

            Capital Expenditures - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

            Capitalized Lease Obligation - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            Closing Date - the date on which all of the conditions precedent in
      Section 7 of the Agreement are satisfied and the initial Loan made under the Agreement.

            Collateral - collectively all property now or hereafter pledged, mortgaged, assigned, hypothecated or otherwise provided to the Lender as collateral security for the Obligations evidenced by the Loan Documents, whether to secure the Term Note, any Guaranty, this Agreement, or any other instrument, indebtedness or undertaking.

            Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            Contract Right - any right of Borrowers to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

            Current Assets - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP.

            Current Liabilities - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities shown on a balance sheet at such date in accordance with GAAP.

            Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

            Default Rate - as defined in subsection 2.1.2 of the Agreement.

            Distribution - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

            EBITDA - with respect to any fiscal period, the sum of Borrowers' Consolidated net earnings (or loss) before interest expense, taxes depreciation and amortization for said period as determined in accordance with GAAP.

            Environmental Indemnity - an Environmental Indemnity dated of even date herewith given by Borrower and Guarantors to Lender.

            Environmental Laws - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

            ERISA - the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

            Event of Default - as defined in Section 8.1 of the Agreement.

            FCC - Fleet Capital Corporation.

            Fixed Charge Coverage Ratio - for the applicable calculation period of the Borrowers, on a Consolidated basis, that quotient equal to (A) the sum of (i) EBITDA, less (ii) the sum of taxes paid and nonfinanced Capital Expenditures made during such period, divided by (B) the sum of (i) interest payments on any Indebtedness for Money Borrowed and (ii) scheduled principal payments and prepayments on Indebtedness for Money Borrowed for such period, determined in accordance with GAAP.

            Fixture - has the meaning assigned thereto under the UCC.

            GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

            Guarantors - Mountain People's Warehouse Incorporated, a California corporation, Nutrasource, Inc., a Washington corporation, Rainbow Natural Foods, Inc., a Colorado corporation, United Northeast, LLC, a Delaware limited liability company, Natural Retail Group, Inc., a Delaware corporation, and United Natural Trading Co., a Delaware corporation and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

            Guaranty Agreements - the Continuing Guaranty Agreements which are to be executed by each Guarantor in form and substance satisfactory to Lenders.

            Indebtedness - as applied to a Person means, without duplication

                       (i) all items which in accordance with GAAP would be
            included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations,

                       (ii) all obligations of other Persons which such Person
            has guaranteed,

                       (iii) all reimbursement obligations in connection with
            letters of credit or letter of credit guaranties issued for the account of such Person, and

                       (iv) in the case of Borrowers (without duplication), the
            Obligations.

            Intercreditor Agreement - agreement entered into on or about the date hereof by and among the Lender and Fleet Capital Corporation, as Agent, for itself and the other lenders parties to the Working Capital Facility.

            Interest Expense - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP.

            Interest Period - as applicable to any LIBOR Advance, a period commencing on the date a LIBOR Advance is made, and ending on the date which is one (1) month later; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall end in the next preceding or succeeding Business Day as is such Lender's custom in the market to which the Interest Period applicable to such LIBOR Advance relates.

            LIBOR - as applicable to any LIBOR Advance, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the Interest Period applicable to such LIBOR Advance which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Advance which are offered by four (4) major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance as selected by Lender. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two (2) such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Advance offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two (2) London Banking Days preceding the first day of such LIBOR Advance. In the event that Lender is unable to obtain any such quotation as provided above, it will be determined that LIBOR pursuant to a LIBOR Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

            LIBOR Advance - any amount outstanding under the Term Loan bearing interest computed by reference to LIBOR.

            Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrowers shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            Loan Account - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

            Loan Documents - the Agreement, the Other Agreements and the Security Documents.

            Loan(s) - all loans and advances of any kind made by Lender, and/or by any affiliates of Lender, pursuant to the Agreement.

            London Banking Day - any date on which commercial banks are open for business in London, England.

            Maturity Date - May 1, 2010.

            Money Borrowed - means (i) Indebtedness arising from the lending of money by any Person to Borrowers; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrowers,
      (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property;
      (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrowers under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrowers.

            Mortgages - the Mortgage and Security Agreements and Deed of Trust and Security Agreements which are to be executed and delivered by Borrowers and Guarantors pursuant to Section 4.1 hereof to secure the Obligations, in form and substance satisfactory to the Lender.

            Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

            Net Worth - the shareholder's equity of a Person as determined in accordance with GAAP.

            NRG - Natural Retail Group, Inc.

            Obligations - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrowers to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those arising out of the provision by Fleet National Bank of a swap interest rate arrangement for any of the Borrowers, specifically relating to the Term Loan), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired. Notwithstanding the foregoing, Obligations shall not include the Working Capital Facility.

            Organizational I.D. Number - with respect to Borrowers, the organizational identification number assigned to Borrowers by the applicable governmental unit or agency of the jurisdiction of organization of Borrowers.

            Other Agreements - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

            Participant - each Person who shall be granted the right by the Lender to participate in the Loan described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            Permitted Liens - any Lien of a kind specified in subsection 6.2.5 of the Agreement.

            Permitted Purchase Money Indebtedness - Purchase Money Indebtedness and Capitalized Lease Obligations of Borrowers incurred after the date hereof which is secured solely by a Purchase Money Lien.

            Person - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government (or agency, instrumentally or political subdivision thereof) and shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended.

            Plan - an employee benefit plan now or hereafter maintained for employees of Borrowers that is covered by Title IV of ERISA.

            Projections - Each Borrower's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and (d) capitalization statements, all prepared on a consistent basis with each Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

            Property - any interest in property of any kind whatsoever, whether real or personal or mixed and whether tangible or intangible.

            Property Income - all revenue derived from the Real Property, including rental income, if any, but excluding revenue from business operations of Borrowers thereon.

            Purchase Money Indebtedness - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within ten (10) days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

            Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

            Real Property - the land, together with buildings, fixtures and improvements thereon listed on Exhibit L.

            Reportable Event - any of the events set forth in Section 4043(b) of ERISA.

            Reserve Percentage - the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against "Euro-currency Liabilities" as defined in Regulation D of the Board of Governors of the Federal Reserve System (or any successor) as the same may be modified or supplemented and in effect from time to time.

            Restricted Investment - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                        (i) investments in one or more Subsidiaries of Borrowers
            to the extent existing on the Closing Date;

                        (ii) Property to be used in the ordinary course of
            business;

                        (iii) Current Assets arising from the sale of goods and
            services in the ordinary course of business of Borrowers and their Subsidiaries;

                        (iv) investments in direct obligations of the United
            States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

                        (v) investments in certificates of deposit maturing
            within one (1) year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

                        (vi) investments in commercial paper given the highest
            rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

            Security - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

            Security Documents - the Mortgages, the Assignments of Rents and Leases, the Guaranty Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            Solvent - as to any Person, that such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

            Subordinated Debt - Indebtedness of Borrowers that is subordinated to the Obligations in a manner satisfactory to Lender.

            Subsidiary - any Person of which the Borrower owns, directly or indirectly through one or more intermediaries, (i) shares of stock having ordinary voting power to elect a majority of the Board of Directors (or equivalent governing body) of such Person (irrespective of whether at the time stock of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency); or (ii) more than 50% of the Voting Stock or any other ownership or equity interest in such Person; or (iii) controls the management of such Person.

            Term Loan - the Loan described in subsection 1.1.1 of the Agreement.

            Term Note - the promissory note to be executed by Borrowers on or about the Closing Date in favor of Lender to evidence the Term Loan, which shall be in the form of Exhibit A to the Agreement.

            Total Credit Facility - $30,000,000.00.

            Total Liabilities - at any date means all amounts properly classified as liabilities on a balance sheet at such date in accordance with GAAP, plus all reserves for contingencies and all other potential liabilities for which no reserves have previously been established on such balance sheet, to the extent such amounts are not already classified as liabilities in accordance with GAAP.

            Type of Organization - with respect to Borrowers, the kind or type of entity by which each Borrower is organized, such as a corporation or limited liability company.

            UCC - the Uniform Commercial Code as in effect in the State of Connecticut on the date of this Agreement, as the UCC may be amended or otherwise modified.

            Voting Stock - Securities of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

            Working Capital Facility - Borrowers' $150,000,000.00 working capital line of credit evidenced by a certain Loan and Security Agreement dated August 31, 2001 by and among the Borrowers and Lender as Agent for itself and the other lenders party thereto, as amended.

            Other Terms. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

            Certain Matters of Construction. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits and schedules appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.

                                LIST OF EXHIBITS


Exhibit A   Term Note
Exhibit B   Borrower's and each Subsidiary's Business Locations
Exhibit C   Jurisdictions in which Borrower and each Subsidiary is Authorized to do Business
Exhibit D   Capital Structure of Borrower
Exhibit E   Corporate Names
Exhibit F   Tax Identification Numbers of Subsidiaries
Exhibit G   Contracts Restricting Borrower's Right to Incur Debts
Exhibit H   Litigation
Exhibit I   Real Estate Leases
Exhibit J   Compliance Certificate
Exhibit K   Permitted Liens
Exhibit L   Real Property
Exhibit M   Guaranties